SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12



                             ALBA-WALDENSIAN, INC.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                              ALBA-WALDENSIAN, INC.


  ----------------------------------------------------------------------------
                    Notice of Annual Meeting of Stockholders
  ----------------------------------------------------------------------------


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Alba-Waldensian, Inc. (the Company) will be held at the offices of the Company, 201 St. Germain Avenue, S.W., Valdese, North Carolina 28690, on Wednesday, May 14, 1997, at 9:00 a.m., Local Time, for the purpose of considering and acting upon the following:

         1. The election of three Directors for a term of three years pursuant to the Certificate of Incorporation and the Bylaws of the Company.

         2. Any and all other matters that may properly come before the meeting or any adjournment thereof.

         Only stockholders of record at the close of business on March 27, 1997, are entitled to notice of and to vote at the meeting or any adjournment thereof.

         If you do not expect to be present at the meeting, please date and sign the accompanying proxy and return it promptly in the enclosed envelope. The proxy may be revoked at any time before it is exercised and will not be exercised if you attend the meeting and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS.



                                    LEE N. MORTENSON
                                    PRESIDENT AND CHIEF EXECUTIVE OFFICER


Valdese, North Carolina
April 11, 1997

                              ALBA-WALDENSIAN, INC.
                               Post Office Box 100
                          201 St. Germain Avenue, S.W.
                          Valdese, North Carolina 28690

                     PROXY STATEMENT FOR 1997 ANNUAL MEETING
                                 OF STOCKHOLDERS

                               GENERAL INFORMATION

         The accompanying proxy is being solicited on behalf of the Board of Directors of Alba-Waldensian, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held at the offices of the Company, 201 St. Germain Avenue, S.W., Valdese, North Carolina 28690, on Wednesday, May 14, 1997, at 9:00 a.m., Local Time, and at any adjournment thereof.

         Solicitation other than by mail may be made personally and by telephone by regularly employed officers and employees of the Company who will not be additionally compensated therefor. In addition, arrangements will be made with brokerage houses, banks, voting trustees and their nominees to send proxy material to any beneficial owner of shares of the Company's Common Stock held of record by them. This proxy material will be first mailed on or about April 11, 1997. The Company has engaged its Transfer Agent, First Union National Bank ("First Union") to deliver proxy materials and solicit proxies. First Union will be reimbursed for its printing costs, postage and freight charges and other expenses and will be paid a reasonable fee for its services. All expenses in connection with the solicitation will be borne by the Company.

         Each proxy submitted will be voted as directed. If no direction is given, the proxy will be voted for the action proposed. The only matters to be considered at the meeting, so far as known to the Board of Directors, are the matters set forth in the Notice of Annual Meeting of Stockholders and routine matters incidental to the conduct of the meeting. If any other matters do properly come before the meeting, however, the persons named as attorneys and proxies will vote on such matters in accordance with their best judgment. Each stockholder giving a proxy has the power to revoke it at any time before it is exercised by filing an instrument revoking it, by filing a duly executed proxy bearing a later date with the Secretary of the Company or by attending the meeting and voting in person.

                    VOTING SECURITIES, PRINCIPAL STOCKHOLDERS
                           AND HOLDINGS OF MANAGEMENT

         The record date for determination of stockholders entitled to notice of and to vote at the meeting is the close of business on March 27, 1997. On such date, 1,867,403 shares of the

Company's Common Stock, par value $2.50 per share (the "Common Stock"), were issued and outstanding. Each share of Common Stock is entitled to one vote on each matter to be voted on at the meeting. Voting on the election of Directors at the meeting shall be by ballot. Voting on all other matters shall be by voice vote or by show of hands.

         The following table sets forth certain information regarding each person known to the Company to be the beneficial owner of more than 5% of its outstanding Common Stock:

Name and Address of                       Amount and Nature of                  Percent
Beneficial Owner                          Beneficial Ownership                 of Class
--------------------------------------    -----------------------------    ----------------

Sunstates Corporation                              947,000(1)                    50.7%
Clyde Wm. Engle
4600 Marriott Drive, Suite 200
Raleigh, NC 27612

Dimensional Fund Advisors, Inc.                     94,300(2)                    5.05%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401



(1) According to information provided to the Company by Sunstates Corporation ("Sunstates") (formerly Acton Corporation), Sunstates owns these shares indirectly through majority-owned subsidiaries. Alba-Waldensian Holdings Company, Wellco Holdings Company and Sunstates Equities, Inc. own 538,700, 400,000 and 6,300 shares of the Company's Common Stock, respectively. Mr. Engle, a Director and Chairman of the Board of the Company, is a Director of Alba-Waldensian Holdings Company, Wellco Holdings Company and Sunstates Equities, Inc. and is Chairman, Chief Executive Officer and a Director of Sunstates Corporation. Mr. Engle is also Chief Executive Officer and a director of Hickory Furniture Company, Chairman of the Board and Chief Executive Officer of Telco Corporation and Chairman and Treasurer of RDIS Corporation. Mr. Engle and all of such corporations have sole voting and dispositive power with respect to these 945,000 shares of Common Stock. 938,700 of such shares have been pledged as security for a loan made by LaSalle National Bank, 120 South LaSalle St., Chicago, Illinois to certain subsidiaries of Sunstates. Also includes 2,000 shares subject to options held by Mr. Engle that are presently exercisable or exercisable within 60 days.

(2) According to information contained in an amendment to Schedule 13G dated February 5, 1997 and information provided to the Company by Dimensional Fund Advisors, Inc. ("DFA"), a registered investment advisor, DFA is deemed to have beneficial ownership of 94,300 shares of Common Stock as of December 31, 1996, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., the "Fund"), a registered open-end investment company, or in series of the DFA Investment Trust Company (the "Trust"), a Delaware business trust or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which DFA serves as investment manager. DFA has sole voting power with respect to 68,000 shares of Common Stock. Certain officers of DFA also serve as officers of the Fund and the Trust and as such officers have sole voting power with respect to 21,000 shares of Common Stock owned by the Fund and 5,300 shares of Common Stock owned by the Trust. DFA has sole dispositive power over all 94,300 shares. DFA disclaims beneficial ownership of all 94,300 shares.

         The following table sets forth, as of March 15, 1997, certain information with respect to the beneficial ownership of the Common Stock by all Directors, nominees for Director and Executive Officers of the Company as a group and certain named Executive Officers. The named Executive Officers listed below are the Company's three current executive officers, other than the Chief Executive Officer, whose total annual salary and bonus for the fiscal year ended December 31, 1996 exceeded $100,000. Information with respect to the beneficial ownership of the Common Stock by the Chief Executive Officer, each of the Directors and the nominees is contained in the table under "Information About Directors and Nominees for Director."

Name of                              Amount and Nature of                    Percent
Beneficial Owner                     Beneficial Ownership                   of Class
-------------------------------      ----------------------------      ------------------

Donald R. Denne                                 7,375(2)                        *

Dixon R. Johnston                               1,563(3)                        *

Thomas I. Nail                                  8,250(4)                        *

All Directors, nominees                       993,313(5)                      52.1%
and Executive Officers
as a group (13 persons)


*   Less than 1%.

(1) Except as indicated in the table under the heading "Voting Securities, Principal Stockholders and Holdings of Management" above, each Director, nominee and executive officer possesses the sole power to vote and dispose of the shares beneficially owned by him.

(2) Includes 6,875 shares subject to options that are presently exercisable or exercisable within 60 days.

(3) Includes 1,563 shares subject to options that are presently exercisable or exercisable within 60 days.

(4) Includes 6,250 shares subject to options that are presently exercisable or exercisable within 60 days.

(5) Includes 40,413 shares subject to options that are presently exercisable or exercisable within 60 days.


              INFORMATION ABOUT DIRECTORS AND NOMINEES FOR DIRECTOR

    The Company's Bylaws provide that the number of Directors shall be not less than five nor more than 15, the exact number to be determined from time to time by resolution of the Board of Directors. By resolution adopted February 20, 1997, the Board set the number of Directors at eight. The Bylaws also provide for three classes of Directors having staggered terms of office, with each Director serving a three year term expiring upon the election and qualification of his successor.

    Three Directors, Messrs. Paul H. Albritton, Jr., William M. Cousins, Jr. and Glenn J. Kennedy, are currently serving terms that expire at the 1997 Annual Meeting of Stockholders. Each was first elected to the Board of Directors at the 1991 Annual Meeting of Stockholders. The five Directors whose terms expire in 1998 and 1999 were elected by the Company's stockholders at prior annual meetings to serve until the annual meeting to be held in the year set forth in the table below and until their successors are elected and qualified.

    On February 20, 1997, the Directors nominated Messrs. Albritton, Cousins and Kennedy to serve new three year terms. The accompanying proxy will be voted FOR the election of these three nominees unless authority to do so is withheld.

    Directors shall be elected by a plurality of the votes cast by the holders of the shares present in person or represented by proxy at a meeting at which a quorum is present and which are entitled to vote on the election of directors. Abstentions and shares not voted are not taken into account in determining a plurality in the election of directors. Although the Board of Directors does not expect that any of the nominees will be unavailable for election, if a vacancy in the slate of nominees unexpectedly occurs, proxies will be voted in favor of those nominees who remain as candidates and may be voted for a substitute nominee designated by the Board of Directors.

    The table below sets forth certain information about the three nominees for Director and the remaining Directors whose terms continue beyond the 1997 Annual Meeting of Stockholders, including information about their beneficial ownership of Common Stock as of March 15, 1997. A description of each person's business activities during the past five years, including his position, if any, with the Company and other pertinent information follow the table.


                                                                  Beneficial Ownership
                                                                     of Common Stock
                                                          ------------------------------------
                                           Year First
Nominees For                                 Became
Terms Expiring 2000             Age         Director       No. of Shares         % of Class
--------------------------     ------     ------------    --------------       ---------------

Paul H. Albritton, Jr.           53           1991           2,600(2)                 *
William M. Cousins, Jr.          72           1991           2,000(2)                 *
Glenn J. Kennedy                 45           1991           2,000(2)                 *


                                                                  Beneficial Ownership
                                                                     of Common Stock
                                                          ------------------------------------
                                           Year First
Directors With                               Became
Terms Expiring 1998             Age         Director       No. of Shares         % of Class
--------------------------     ------     ------------    --------------       ---------------

Clyde Wm. Engle                  54           1980         947,000(2)(3)            50.7%
Joseph C. Minio                  54           1983           2,000(2)                 *


                                                                  Beneficial Ownership
                                                                     of Common Stock
                                                          ------------------------------------
                                           Year First
Directors With                               Became
Terms Expiring 1999             Age         Director       No. of Shares         % of Class
--------------------------     ------     ------------    --------------       ---------------

James M. Fawcett, Jr.            60           1992           2,000(2)                 *
C. Alan Forbes                   63           1974           2,050(2)                 *
Lee N. Mortenson                 61           1984           6,200(2)                 *


*   Less than 1% of the outstanding shares of Common Stock of the Company.

(1) Except as otherwise noted, each Director or nominee possesses the sole power to vote and dispose of the shares beneficially owned by him.

(2) Includes 2,000 shares subject to options that were granted on December 10, 1992 to each non-employee Director under the Company's 1992 Nonqualified Stock Option Plan for Non- Employee Directors.

(3) See Note 1 in the table under the heading "Voting Securities, Principal Stockholders and Holdings of Management" above regarding the holdings of Sunstates Corporation and Clyde Wm. Engle.

         PAUL H. ALBRITTON, JR. Mr. Albritton is Vice President and Chief Financial Officer (since May 1994) of C-Phone Corporation (formerly Target Technologies, Inc.), a publicly traded company engaged in video conferencing equipment manufacturing. From September 1992 to May 1994, Mr. Albritton, an attorney and certified public accountant, was a self-employed financial consultant and private investor. Mr. Albritton was a Director and Executive Vice President (May 1988 to August 1992) of Acton Corporation (now Sunstates Corporation), a publicly traded company primarily engaged in real estate development and manufacturing.

         WILLIAM M. COUSINS, JR. Mr. Cousins has been President of William M. Cousins Jr., Inc., a management consulting firm, since 1974. Mr. Cousins received his MBA from Harvard University. Mr. Cousins is also a Director of Wellco Enterprises, Inc. and BioSepra, Inc.

         CLYDE WM. ENGLE. Mr. Engle has served as Chairman of the Board of the Company since May 1991. He also holds positions with various businesses headquartered in Chicago, Illinois, including RDIS Corporation (formerly Libco Corporation) (Chairman of the Board and President), which is the sole shareholder of Telco Capital Corporation; Telco Capital Corporation (Chairman of the Board and Chief Executive Officer), which is the majority shareholder of Hickory Furniture Company; Hickory Furniture Company (Chairman of the Board), which is the majority shareholder of Sunstates Corporation; GSC Enterprises, Inc. (Chairman of the Board, President and Chief Executive Officer), a one bank holding company, and; Bank of Lincolnwood (Chairman of the Board and President). Mr. Engle is also Chairman of the Board and Chief Executive Officer of Sunstates Corporation, a Delaware corporation, which is a publicly traded company primarily engaged in real estate development and manufacturing. The following information is provided voluntarily by Mr. Engle although it is not deemed material information as that term is used in Item 401 of Regulation S-K. Mr. Engle is the subject of a Cease and Desist Order dated October 7, 1993, issued by the Securities and Exchange Commission requiring Mr. Engle and certain of his affiliated companies to permanently cease and desist from committing any further violations of Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, which requires monthly and other periodic reports of transactions in certain securities. According to information provided to the Company by Mr. Engle, the information required to be reported pursuant to
Section 16(a) was otherwise reported in a timely manner in other publicly available reports.

         JAMES M. FAWCETT, JR. Mr. Fawcett has been a Registered Representative and Agent for the Equitable Financial Companies since 1990. He served as President and Owner of The Fawcett Group, a financial consulting and investment banking firm, from 1973 to 1990.

         C. ALAN FORBES. Mr. Forbes is a management consultant in Charlotte, North Carolina and is President of C.A. Forbes & Assoc., Inc. From 1985 through 1988 he was President of Delta Square, Inc., of Atlanta, Georgia, which is a manufacturer of electronic productivity measuring systems.

         GLENN J. KENNEDY. Mr. Kennedy is a Vice President (since July 1988) and Treasurer and Chief Financial Officer (since May 1988) of Sunstates Corporation (formerly Acton Corporation), a publicly traded company primarily engaged in real estate development and manufacturing, and he was formerly Chief Financial Officer and Treasurer of Sunstates Corporation, a publicly traded company primarily engaged in specialized automobile insurance underwriting and real estate development, which was merged into Acton Corporation in May of 1988.

         JOSEPH C. MINIO. Mr. Minio has been President, Chief Executive Officer and Director of Belle Haven Management Ltd. since 1986. Belle Haven Management Ltd. is engaged in the business of acquiring controlling positions in small and medium-sized under-performing companies, and provides top level general management services, including strategic planning, restructuring, financing and acquisition search, analysis and negotiation. He has also served as President and Chief Executive Officer of Intelligent Business Communications Corporation.

Intelligent Business Communications Corporation was engaged in the design, development, manufacture, and marketing of advanced state of the art satellite data control equipment as well as vertical circuit switches and T-1 multiplexers for both data and voice communications. Mr. Minio also serves as a Director of Wellco Enterprises, Inc. and Faulding, Inc.

         LEE N. MORTENSON. Mr. Mortenson has served as President and Chief Executive Officer of the Company since February 1997. He has also served as President, Chief Operating Officer and a Director of Telco Capital Corporation of Chicago, Illinois since January, 1984. Telco Capital Corporation is principally engaged in the manufacturing and real estate businesses. He was President, Chief Executive Officer and a Director of Sunstates Corporation (formerly Acton Corporation) to December, 1990 and he has been President, Chief Operating Officer and a Director of Sunstates Corporation (formerly Acton Corporation) since December, 1990. Sunstates Corporation, a Delaware corporation, is a publicly traded company primarily engaged in real estate development and manufacturing. Mr. Mortenson also serves as a Director of Rocky Mountain Chocolate Factory, Inc. On December 24, 1996, an agreed order of liquidation with a finding of insolvency was entered against the principal subsidiary of Sunstates Corporation, Coronet Insurance Company ("Coronet"), under the Illinois Insurance Code, pursuant to which, among other things, all of the assets of Coronet were transferred to the Office of the Special Deputy for the purpose of winding up the affairs of Coronet. Mr. Mortenson was a Director of Coronet and served as its President during the period 1994 to 1996. On January 24, 1997, Hickory White Company, a furniture manufacturing subsidiary of Sunstates Corporation, filed a voluntary petition under Chapter 11 of the Federal Bankruptcy Code. All of the assets of Hickory White Company were sold to an unrelated party on March 17, 1997. Mr. Mortenson was Vice President and a Director of Hickory White Company.

                    THE BOARD OF DIRECTORS AND ITS COMMITTEES

         The Executive Committee is currently comprised of Messrs. Albritton, Engle, Forbes and Mortenson. The Executive Committee is available to counsel with the Chief Executive Officer of the Company and assists in developing policies, evaluating major proposals and formulating resolutions to present to the Board of Directors. The Executive Committee did not meet during 1996.

         The Audit Committee is currently comprised of Messrs. Albritton, Cousins, Fawcett and Kennedy. Mr. Kennedy serves as Chairman. The principal duties of the Audit Committee are to review with the independent auditors (i) the purpose and scope of services to be performed by them, (ii) the financial statements and related opinions of the auditors, (iii) the observations and recommendations of the auditors relating to accounting principles or practices, internal controls, financial reporting and operations and (iv) other pertinent matters necessary to assist the Board of Directors in fulfilling its responsibilities for public financial reporting. In addition, the Audit Committee communicates with members of the Company's management staff with respect to auditing matters, supervises and reviews the Company's internal audit procedures and activities and recommends to the Board of Directors nomination of an independent auditing firm for the Company. The Audit Committee met four times during 1996.

         The Stock Option and Executive Compensation Committee is currently comprised of Messrs. Fawcett, Forbes and Minio. Mr. Forbes serves as Chairman. The principal duties of the Stock Option and Executive Compensation Committee are to review and recommend changes with respect to the Company's stock option plans, to recommend options to be granted under the plans, to review salaries and other compensation paid to management of the Company and to assist the Chief Executive Officer with respect to the Company's executive compensation policies. The Stock Option and Executive Compensation Committee met four times during 1996.

         The Company does not have a nominating committee.

         The Board of Directors met eight times during 1996. All Directors attended at least 75% of the meetings of the Board and all committees of which they were a member.

                            COMPENSATION OF DIRECTORS

         Directors who are not otherwise employed by the Company receive an annual retainer of $1,300 (or $2,000 for each committee member) and $1,000 for each regular meeting of the Board attended ($500 for each telephonic Board meeting). Directors who serve on the Audit Committee, the Executive Committee or the Stock Option and Executive Compensation Committee receive an additional $500 for each Committee meeting attended (or $250 for each telephonic Committee meeting). Directors who serve on the MIS Committee and the Strategic Planning Committee receive $1,000 for each such Committee meeting attended.

                           STOCK OPTION AND EXECUTIVE
                          COMPENSATION COMMITTEE REPORT

         The Stock Option and Executive Compensation Committee of the Board of Directors of the Company (the "Committee") provides overall guidance with respect to the Company's executive compensation programs. The Committee is composed of three members (all outside directors) and it meets at least once a year to review the Company's compensation programs, including executive salary administration, stock and incentive compensation plans. Mr. Mortenson, the Company's current Chief Executive Officer served on the Committee until his appointment as Chief Executive Officer of the Company February 20, 1997. The Committee considers and makes final decisions regarding the compensation of the Chief Executive Officer and the other executive officers of the Company.

GENERAL EXECUTIVE COMPENSATION POLICIES

         The Company's executive compensation policies are designed to attract and retain top quality executive officers and to reward executive officers for performance measured by review of financial performance criteria and achievement of strategic corporate objectives.

         The Company's executive officers are eligible to receive three principal types of compensation: base salary, annual incentive compensation and stock options and related bonus plan payments, each of which is more fully described below. In addition, executive officers participate in the Company's various other employee benefit plans, including the Company's Employee Savings and Profit Sharing Plan.

         1. BASE SALARY. The Company has historically established the base salary of its executive officers on the basis of each executive officer's experience, scope of responsibility and accountability within the Company and salary and benefits at comparable public companies.

         2. ANNUAL INCENTIVE COMPENSATION. To incentivize the compensation of executive officers, a component of an executive officer's total compensation arrangement derives from participation in the Company's 1989 Management Incentive Plan (the "MI Plan"). Under the MI Plan, the named Executive Officers can earn a designated percentage of annual salary based upon two out of three criteria: actual performance against established personal objectives ("MBOs"), Company profit performance against the established budget, and/or divisional profit performance against the established budget. Under the MI Plan, Messrs. Denne, Johnston and Nail may be awarded up to 36%, 36% and 34%, respectively, of their base salary in bonuses.

         One-half of each named Executive Officer's bonus for 1996 was tied to the achievement of established financial and budget objectives. These budget objectives are approved annually by the Board of Directors. The ability of the named Executive Officer to receive an award of the full amount for a particular year depends on whether or not the established objective, which may be subjectively adjusted by the Committee for unusual circumstances, is met. Falling below 85% of the budget objective results in no bonus award with respect to the budget objective component of the bonus. The other half of each named Executive Officer's bonus depends on his achievement of MBOs and other strategic goals of the Company which are determined and approved for each fiscal year by the Committee.

         3. STOCK OPTION COMPENSATION AND RELATED BONUS PAYMENTS. The Committee believes that stock ownership is another way to align the interests of the executive officers with those of the Company's shareholders. The Committee generally awards stock options to an executive officer based on his position with the Company. The Committee believes that stock options give the executive officer a proprietary interest in the Company and allow executive officers to realize economic gain upon increases in shareholder value over time. To that end, the Committee may award executive officers with stock options under the Company's 1993 Long Term Performance Plan (the "1993 Plan"). During the fiscal year ended December 31, 1996, the Committee granted stock options to two named Executive Officers with respect to a total of 8,750 shares of Common Stock. An option to purchase 2,500 shares was granted to Mr. Denne to replace an option that expired during the fiscal year. An option to purchase 6,250 shares was granted to Mr. Johnston in connection with his initial employment by the Company. No stock options were granted to the Chief Executive Officer during the fiscal year ended December 31, 1996.

         In addition, a bonus will be paid to holders of options granted to executive officers in the event that on the date the option expires, the book value of the stock has increased during the option's term more rapidly than the market value of the stock. In such event, the optionee is paid a bonus equal to the amount by which the growth in the book value per share exceeds the growth in the market price of the Company's Common Stock. If the growth in the stock price exceeds the growth in book value per share, no bonus will be paid. The Committee is evaluating the merits of continuing this bonus program.

1996 COMPENSATION FOR MR. SCHUSTER

         The general policies described above for the compensation of executive officers also applied to Thomas F. Schuster, who served as the Company's President and Chief Executive Officer until February 1997. In determining Mr. Schuster's base salary, the Committee took into account comparable salary and benefits at other publicly traded companies in the textile industry as well as the performance of the Company in 1996. Mr. Schuster's annual salary was increased from $225,000 to $231,756 for the fiscal year beginning January 1, 1996 to adjust for changes in the rate of inflation.

         Mr. Schuster's annual incentive compensation, however, was earned on the basis of a slightly different formula from that of the other named Executive Officers. In contrast to the other named Executive Officers, a greater percentage of Mr. Schuster's bonus was dependent upon the achievement by the Company of certain profit objectives. Mr. Schuster could have been awarded up to a maximum of 37.5% of his base salary in bonus depending upon his achievement of MBOs. In addition, Mr. Schuster could have been awarded a bonus equal to 33% of 37.5% of his base salary in the event the Company achieved 85% of the preestablished financial and budget objectives. For every percentage point by which the Company exceeded 85% of the established financial and budget objectives, which may be subjectively adjusted by the Committee for unusual circumstances, the percentage of the applicable portion of his base salary subject to the bonus could have been increased by
2.23 percentage points, which could have resulted in a bonus for the achievement of financial and budget objectives in excess of 37.5% of his base salary.

         Under Mr. Schuster's severance arrangement with the Company, the Company agreed to pay Mr. Schuster 80% of his maximum (37.5%) of the MBO portion of his 1996 annual incentive compensation. No 1996 or future years incentive compensation will be paid to Mr.
Schuster.

         Mr. Mortenson's annual salary for the 1997 fiscal year has been established at $195,000. However, the Committee is in the process of determining the remainder of Mr. Mortenson's total compensation package, including the amount of any incentive compensation and the related establishment of financial and budget objectives, the grant of stock options and any severance arrangement.

         The Stock Option and Executive Compensation Committee Report is presented by the members of the Committee:

                           James M. Fawcett, Jr.
                           Joseph C. Minio
                           C. Alan Forbes, Chairman

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

         Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock (AWS) against the cumulative total return of the S&P 500 Composite Index and the Company's Peer Group for the period covering the Company's five fiscal years ended December 31, 1992, 1993, 1994, 1995 and 1996. The Peer Group consists of the following publicly-held companies in the textile industry: Hartmarx Corp., Hampshire Group Ltd., Danskin Inc., Nantucket Industries, Inc., Warnaco Group Inc. Class A Common Stock, Fruit of the Loom Inc. Class A Common Stock, Sara Lee Corp. and Tecnol Medical Products, Inc. Munsingwear Inc., which was a member of the Peer Group in prior years, is no longer a publicly traded company and is therefore no longer included.




                      COMPARATIVE FIVE-YEAR TOTAL RETURNS*
                      ALBA-WALDENSIAN, S&P 500, PEER GROUP
                     (Performance results through 12/31/96)

              (Performance Graph appears here. Plot points are below.)


               1991       1992      1993      1994       1995     1996

AWS          $100.00    $128.57   $169.39    $181.63   $124.49   $ 95.92
S&P 500      $100.00    $107.78   $118.55    $120.12   $165.17   $203.57
Peer Group   $100.00    $116.12   $ 91.03    $ 95.14   $118.47   $145.13

                         EXECUTIVE OFFICER COMPENSATION

         The table below shows the compensation paid or accrued by the Company for the three fiscal years ended December 31, 1996, 1995 and 1994, to or for the account of each of the Chief Executive Officer and the Company's three other executive officers whose total annual salary and bonus for 1996 exceeded $100,000 (collectively, the named Executive Officers).

                           SUMMARY COMPENSATION TABLE

                                                                    Long Term
                                    Annual Compensation           Compensation
                              ------------------------------   ------------------

                                                      Other     Stock
                                                     Annual    Option      LTIP    All Other
Name and              Fiscal   Salary                Compen-   Awards     Payouts   Compen-
Principal Position     Year      ($)    Bonus($)    sation ($)  (#Sh)       ($)    sation
--------------------  ------  --------  ---------   --------   -------   --------  --------

Thomas F. Schuster (1) 1996   231,756    69,527(1)    (2)         0         0      2,479(3)
 President and Chief   1995   225,000    18,270       (2)         0         0      2,400(3)
 Executive Officer     1994   180,000    71,000       (2)         0         0      2,392(3)

Donald R. Denne        1996   143,004    18,218       (2)       2,500    4,200(4)  2,519(3)
 Senior Vice President 1995   131,508    17,070       (2)       2,500       0      2,400(3)
 of Company and        1994   118,500    35,000       (2)       2,500       0      2,339(3)
 President of Health
 Products Division

Dixon R. Johnston (5)  1996   121,654    25,000     25,000(6)   6,250       0      1,136(3)
 Vice President and
 President of the
 Consumer Products
 Division

Thomas I. Nail (7)     1996    98,880    16,137       (2)         0         0      1,778(3)
 Secretary-Treasurer & 1995    96,000    12,240       (2)         0         0      1,808(3)
 CFO                   1994    68,475    17,000       (2)      12,500       0         721(3)



(1) Mr. Schuster resigned from the Company effective February 20, 1997. Mr. Lee
    N. Mortenson, a Director of the Company, was elected by the Board of Directors on February 20, 1997 as President and Chief Executive Officer of the Company, replacing Mr. Schuster. See "Termination of Employment and Change of Control Arrangements" below for additional information regarding the calculation of this amount.

(2) Except for Mr. Johnston, neither the Chief Executive Officer nor any named Executive Officer has received personal benefits during such years in excess of 10% of his annual salary and bonus.

(3) Represents matching contributions by the Company under its Employee Savings and Profit Sharing Plan.

(4) This payment was made to Mr. Denne pursuant to the Company's 1991 Management Bonus Plan in connection with the expiration of stock options. See footnote 1 to the Option Grants Table below.

(5) Mr. Dixon R. Johnston was elected by the Board of Directors on February 21, 1996 as a Vice President of the Company and President of the Consumer Products Divisions, replacing Robert F. Fumento.

(6) Includes a $15,000 moving allowance paid to or on behalf of Mr. Johnston and a $10,000 signing bonus.

(7) Mr. Nail was not an officer or employee of the Company prior to March 1994.

          TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

         The Company has entered into termination of employment and change of control arrangements with respect to two named Executive Officers of the Company, Mr. Denne and Mr. Johnston. With respect to Mr. Denne, in the event his employment with the Company is involuntarily terminated, without cause, he will be entitled to receive 100% of his base pay for three months following such termination. In addition, following such three month period, Mr. Denne will be entitled to receive 100% of his base pay for an additional three months and 80% of his base pay for another three months (for a total of six additional months), contingent upon his actively seeking other employment (the "Contingent Payments"). The Contingent Payments will cease immediately upon Mr. Denne no longer actively seeking employment or his becoming employed.

         If, in the event of a takeover of the Company by any person other than Clyde Wm. Engle or one controlled by Mr. Engle, Mr. Denne is involuntarily terminated or his base pay is reduced by more than twenty percent within two years of such takeover, Mr. Denne shall be entitled to receive 100% of his base pay for a period of six months. In addition, following such six month period, Mr. Denne shall be entitled to receive the Contingent Payments, subject to the restrictions described above. All amounts described in this paragraph will be paid in lieu of, and not in addition to, the amounts described in the preceding paragraph.

         As long as Mr. Denne is entitled to receive the payments described above, his medical insurance, but no other fringe benefits, shall be continued.

         Mr. Johnston's severance arrangement provides that in the event his employment with the Company is involuntarily terminated or he is asked to resign, in either case without cause, then he shall be entitled to receive 100% of his base pay for the lesser of (a) nine months or (b) his no longer being unemployed.

         On February 20, 1997, Thomas F. Schuster resigned as President and Chief Executive Officer of the Company. Pursuant to his severance agreement with the Company, Mr. Schuster will be paid a severance amount (the "Severance Amount") equal to 18 months of his base salary at February 20, 1997, payable in 18 equal monthly installments. Mr. Schuster's base salary at February 20, 1997 was $231,756. In addition, Mr. Schuster was paid $69,527, which amount represents 80% of his maximum (37.5%) MBO portion of his 1996 incentive compensation; no other incentive compensation will be paid to Mr. Schuster. The Company will also pay Mr. Schuster $28,750, which amount represents the difference between the book value of the Company's Common Stock on the date of grant of Mr. Schuster's outstanding stock options and the book value of the Common Stock at December 31, 1996, multiplied by the number of shares of Common Stock subject to options held by Mr. Schuster at his resignation. The Company has also agreed to continue Mr. Schuster's medical, dental and life insurance and to continue paying his country club membership dues during the 18 month severance period.

         The table below shows the individual grants of stock options to the named Executive Officers during the fiscal year ended December 31, 1996. No stock appreciation rights (SARs) were granted during the year.

                        OPTION GRANTS IN 1996 FISCAL YEAR

                                                                             Potential Realizable
                                                                             Value at
                                                                              Assumed Rates of
                                                                             Stock Price
                                                                              Appreciation for
                                       Individual Grants                     Option Term*
                    -------------------------------------------------------  ----------------
                                % of Total Options
                      Options       Granted to      Exercise or
                      Granted   Employees           Base Price    Expiration
Name                (Shs)         in Fiscal Year    ($/Sh)          Date        5%        10%
-----------------   ----------  ------------------  -----------   ---------  --------  --------

Thomas F. Schuster       0               0               -            -          -         -
Donald R. Denne      2,500(1)           27%            $5.75      12/18/01    $ 3,972   $ 8,776
Dixon R. Johnston    6,250(1)           68%            $7.50      02/21/01    $12,951   $28,618
Thomas I. Nail           0               0               -            -          -         -

*        These amounts represent certain assumed rates of appreciation only.
         Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions.

(1) Qualified stock option granted by the Board of Directors under the 1993 Long Term Performance Plan. The option becomes exercisable as to one-fourth of the shares each year beginning one year after the date of grant. The option price equals the average of the high and low price of the Common Stock on the American Stock Exchange on the date of grant. Special provisions govern the exercise of the option in the event of termination of employment, retirement, disability or death. In connection with the grant of stock options, each named Executive Officer is entitled to a payment in the event the stock option expires unexercised and the book value of the stock has increased more rapidly than the market value of the stock. In such event, the optionee will be paid a bonus equal to the amount by which the growth in the book value exceeds the growth in the market price of the Common Stock of the Company.

         The table below shows, on an aggregated basis, each exercise of stock options during the fiscal year ended December 31, 1996 by each of the named Executive Officers and the 1996 fiscal year-end value of unexercised options. No SARs were granted or exercised during the year and no SARs are currently outstanding.


                  AGGREGATE OPTION EXERCISES IN THE 1996 FISCAL
                     YEAR AND FISCAL YEAR-END OPTION VALUES

                                                   Number of Unexercised  Value of Unexercised
                                                        Options at        In-the-Money Options
                                                       FY-End (#Sh)         at FY-End ($)
                    Shares Acquired
                     on Exercise    Value Realized     Exercisable/          Exercisable/
Name                    (#Sh)            ($)          Unexerciseable        Unexerciseable
------------------  --------------  -------------  --------------------   ------------------

Thomas F. Schuster        0               0              25,000/0               $ 0/$0
Donald R. Denne           0               0             6,875/5,625            $ 0/$313
Dixon R. Johnston         0               0               0/6,250               $ 0/$0
Thomas I. Nail            0               0             6,250/6,250             $ 0/$0



See No. 3 under "General Executive Compensation Policies" in the Stock Option and Executive Compensation Committee Report regarding expiring stock options with option prices higher than market prices.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during the fiscal year ended December 31, 1996 and Forms 5 and amendments thereto furnished to the Company with respect to the fiscal year ended December 31, 1996, and any written representations from a reporting person that no Form 5 is required, to the best of the Company's knowledge, no person who was a director, officer or beneficial owner of more than ten percent of any class of equity securities of the Company (a reporting person) failed to file on a timely basis, as disclosed in the above Forms, reports required by Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") during the most recent fiscal year other than Mr. Engle, a Director of the Company, who did not furnish the Company with copies of any Form 5 or written representation with respect to reporting during the fiscal year ended December 31, 1996.

                         INDEPENDENT PUBLIC ACCOUNTANTS

        Upon the recommendation of the Audit Committee, the Board of Directors selected BDO Seidman LLP to serve as the Company's independent accountants for the fiscal year ended December 31, 1996. BDO Seidman, LLP served as the Company's independent accountants for the fiscal years ended December 31, 1994 and 1995.

        The Board of Directors has not yet made a determination as to the appointment of auditors to serve for the fiscal year ending December 31, 1997. The Board of Directors will select independent public accountants for 1997 at a later date.

        Representatives of BDO Seidman are expected to be present at the Annual Meeting of Stockholders with an opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.


                              STOCKHOLDER PROPOSALS

        Proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to such meeting on or before December 12, 1997. The 1998 Annual Meeting of Stockholders is currently contemplated to be held on May 20, 1998. However, if the date of the 1998 annual meeting is changed by more than 30 days from such date, proposals of stockholders must be received by the Company a reasonable time prior to the date the Company's proxy statement and form of proxy relating to such meeting are first sent to the stockholders.